ChromaDex Earnings Conference Call First Quarter 2022 Rob Fried Chief Executive Officer Frank Jaksch Co-Founder / Executive Chairman Kevin Farr Chief Financial Officer Nasdaq: CDXC | May 2022

SAFE HARBOR STATEMENT This presentation and other written or oral statements made from time to time by representatives of ChromaDex contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, such as 2022 financial outlook, and which may be identified by the use of words like “expects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes,” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continue,” “would” or the negative of these terms and other words of similar meaning, are forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our expected sales, cash flows (including achieving cash flow break-even), planned investments, and financial performance, business, business strategy, expansion, growth, key drivers (including cost savings and increased investments), products and services we recently offered and their impact on our performance or products and services we may offer in the future and the timing of their development, sales and marketing strategy and capital outlook. Forward-looking statements are based on management’s current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caution you therefore against relying on any of these forward-looking statements. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities Exchange Commission (the “Commission”), and in subsequent filings with the Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in these filings with the Commission. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Important factors that could cause actual results to differ materially from those in the forward looking statements include but are not limited to: the impact of the COVID-19 pandemic on our business and operations, as well as the business or operations of our suppliers, customers, manufacturers, research partners and other third parties with whom we conduct business; our relationships with major customers; our ability to maintain our sales, marketing, and distribution capabilities; a decline in general economic conditions nationally and internationally; the market and size of the vitamin mineral and dietary supplement market; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; our reliance on of a limited number of third-party party suppliers for certain raw materials; inability to raise capital to fund continuing operations; changes in government regulation; the ability to complete customer transactions and capital raising transactions, and other factors relating to our industry, our operations and results of operations. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. About Non-GAAP Financial Measures ChromaDex’s non-GAAP financial measures, Adjusted EBITDA including legal expense and Adjusted EBITDA excluding legal expense, are defined as net income before interest, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense and legal expense. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of these non-GAAP measures to the most directly comparable GAAP measures are attached to this presentation. FDA Disclaimer Statements made in this presentation have not been evaluated by the Food and Drug Administration. ChromaDex products are not intended to diagnose, treat, cure, or prevent any disease. The statements in this presentation are for investor relations and educational purposes only and not intended for consumers or vendors. SAFE HARBOR STATEMENT 2

3 Q1 2022 & Recent Highlights • Total company and Tru Niagen® net sales up 18% and 20% YoY, respectively, with 13% growth in E-Commerce. • Delivered gross margins of 61.0% a (190) basis point decline YoY primarily driven by business mix. • Selling and marketing expense reflected investments in brand building, including new Tru Niagen® TV campaign. • Legal expense of $2.3 million decreased by $2.7 million YoY, driven by lower litigation activity. ◦ In April, the New York Judge ordered Elysium to pay the agreed upon settlement of $2.5 million for CA and NY. • Net loss was $(7.7) million or $(0.11) per share, compared to a net loss of $(7.4) million or $(0.12) per share in Q1 2021. • Underlying business, as measured by Adjusted EBITDA including legal expense, delivered a loss of $(4.5) million, a $1.2 million improvement YoY. Adjusted EBITDA excluding legal expense was a loss of $(2.1) million.(1) • Launched Tru Niagen® Immune, a first-of-its-kind combination of immune-boosting nutrition with ChromaDex's proprietary NAD+ boosting ingredient, Niagen®, further expanding innovative product portfolio. • Ended the quarter with $21.0 million in cash. Remain committed to achieving cash flow break-even while making investments to drive long-term revenue growth and remain the leader in the NAD+ market. Solid quarter financially. TV campaign began ramping in April, which is expected to drive overall growth and brand awareness at Walmart. (1) See slide 15 for a reconciliation of non-GAAP Adjusted EBITDA excluding total legal expense to net loss, the most directly comparable GAAP measure.

Management Team



Rob Fried
Chief Executive Officer

E-Commerce & entertainment industry executive

Savoy Pictures, Columbia Pictures, Fried Films, FeelIn, WHN, Healthspan Research



Frank Jaksch
Executive Chairman

Co-founded ChromaDex in 2000



Fadi Karam
Chief Marketing Officer

Former Nestlé executive

Deep brand building experience, across traditional retail as well as e-commerce platforms



Kevin Farr
Chief Financial Officer

Former CFO, Mattel
PriceWaterhouse
Licensed CPA

ChromaDex. TRU NIAGEN 4

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) The Science 5

6 Science Continues to Expand ◦ One new human trial on nicotinamide riboside registered since prior update:¹ ◦ Haukeland University Hospital (April 2022) - NRSAFE ◦ This is a continuation of the work by Dr. Tzoulis from the NADPARK and NO-PARK trials ◦ NADPARK showed that NR supplementation significantly increased cerebral NAD+ levels, improved some measures of motor function and decreased levels of inflammatory cytokines in Parkinson's Disease, or PD, patients ◦ The results of the NADPARK trial nominate NR as a potential neuroprotective therapy for PD, warranting further investigation in larger trials ◦ The NOPARK trial will recruit 400 patients and administer 1,000 milligrams of NR daily for 52 weeks ◦ Safety and tolerability of NR doses up to 2,000 milligrams daily have been tested in healthy humans with no signs of toxicity ◦ The objective of NRSAFE is to determine the safety and tolerability of NR at a daily dose of 3,000 milligrams in 20 individuals with PD to enable clinical studies assessing higher doses ◦ All three trials are randomized, double-blinded, placebo-controlled, parallel assignment studies ◦ Three new research studies signed through ChromaDex External Research Program (CERP)² (1) There are 69 ongoing, completed, and published clinical studies currently registered on clinicaltrials.gov to investigate the pharmacokinetics and therapeutic effects of NR alone or in combination with other ingredients. 54 of these use NR only. Clinicaltrials.gov also includes two niacin studies and one device monitoring registry for a total of 72 under the search term “nicotinamide riboside.” (As of April 25, 2022) (2) 250+ research collaborations for Niagen® signed with research institutes and universities around the world. More than 90% of the studies are investigator initiated and were developed to support applications for or receipt of third-party funding. The studies may not have been initiated if investigators were unable to secure funding.

Scientific Advisory Board Charles Brenner, Ph.D. Alfred E Mann Family Foundation Chair, Department of Diabetes & Cancer Metabolism City of Hope World's Foremost Authority on NAD Metabolism Roger Kornberg, Ph.D. Chairman Professor of Structural Biology Stanford University Nobel Prize Winner, Chemistry, 2006 Rudolph Tanzi, Ph.D. Kennedy Professor of Neurology Harvard University Leading Alzheimer's Researcher, TIME 100 Most Influential 2015 Dr. Bruce German Chairman of Food, Nutrition, & Health University of California, Davis Leader in Food, Nutrition, & Wellness Innovation Professor Sir John Walker, Ph.D. Emeritus Director, MRC Mitochondrial Biology University of Cambridge Nobel Prize Winner, Chemistry, 1997 Brunie H. Felding, Ph.D. Associate Professor of Molecular Medicine Scripps Research Institute Renowned Breast Cancer Researcher focused on NAD+ supplementation Dr. David Katz President of True Health Initiative CEO of Diet ID World renowned physician & preventive medicine expert 7

Basic Physiological Functions are NAD+ Dependent

INTRINSIC CAPACITY DOMAIN

Based on World Health Organization's definition

	VITALITY	LOCOMOTION	COGNITION	SENSORY	PSYCHOLOGICAL
	Energy metabolism Hormonal function Cardio-respiratory function	Muscle strength Balance Gait	Memory Intelligence Problem-solving	Vision Hearing	Mood Emotional vitality
Number of clinical trials (active)*	14	8	5	4	0
Number of clinical trials (complete)*	8	5	2	0	0
% of all registered Niagen® clinical trials**	47%	30%	15%	8%	0%
Conditions Studied	Type II Diabetes (Insulin Sensitivity) Altered Glucose and Lipid Metabolism Non-Alcoholic Fatty Liver Heart Failure Hypertension Arterial Stiffness Vascular Function Immunity/Inflammation Chronic Kidney Disease	Parkinson's Disease Ataxia Telangiectasia Exercise Capacity/ Performance Muscle Function/Strength Sarcopenia	Mild Concussion Mild Cognitive Impairment Alzheimer's Disease	Neuropathies *(e.g. Diabetic Neuropathy, Peripheral Neuropathy)* Small Nerve Fiber Degeneration	

*Source: Based on Niagen® NR clinical trials registered on clinicaltrials.gov. Used ChromaDex classification into intrinsic capacity domains. As of April 25, 2022. Chart does not include pharmacokinetic or terminated studies.

**Based on Niagen® nicotinamide riboside (NR) clinical trials registered on clinical trials.gov

ChromaDex

8

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) 9 Financial Highlights

10 Q1 2022 Net Sales Mix e-Commerce 65% Watson's & Other B2B 19% Niagen® Ingredient 8%Analytical Reference Standards & Services 6% Other Ingredients 1% Q1 2021 $14.7 MM e-Commerce 63% Watson's & Other B2B 24% Niagen® Ingredient 6% Analytical Reference Standards & Services 5% Other Ingredients 2% $17.3 MM Q1 2022 • Tru Niagen® net sales increased to 87% of net sales in Q1 2022 compared to 85% in Q1 2021(1) • Niagen®-related net sales remained at 93% of net sales in Q1 2022 compared to 93% in Q1 2021(2) Higher mix of Watsons & Other B2B sales compared to prior year when shipments were impacted by supply chain disruptions (1) Tru Niagen® net sales include e-Commerce, Watson’s/Other B2B (2) Niagen®-related sales include Tru Niagen® and Niagen® ingredient

11 Q1 2022 Net Sales Q1 2022 Net Sales ($ in millions) 10.9 4.1 1.1 0.9 0.3 e-Commerce Watson's & Other B2B Niagen® Ingredient Analytical Reference Standards & Services Other Ingredients $14.9 Growth Rates YoY % (vs Q1 2021) QoQ % (vs Q4 2021) +13% (2)% +43% +36% (6)% (56)% (4)% +4% +164% +19% +18% (3)% TRU NIAGEN® business up 20% year-over-year driven by growth in e-Commerce and Watson's. Sequential sales declined slightly primarily due to lower Niagen(R) ingredient sales.

12 2020 – 2022 YTD Net Sales Summary (in millions) 2020 2021 2022 Description Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Q1 Ecommerce 8.2 8.1 8.7 9.5 34.5 9.6 10.6 10.5 11.1 41.8 10.9 Watsons 1.8 1.3 2.5 2.1 7.6 1.6 2.9 2.6 2.2 9.3 2.5 Other B2B 1.1 2.3 0.8 0.8 5.0 1.3 1.8 1.6 0.8 5.6 1.5 Total TRU NIAGEN 11.1 11.7 11.9 12.3 47.1 12.4 15.4 14.8 14.1 56.7 14.9 NIAGEN Ingredient 2.0 2.0 0.9 2.2 7.1 1.2 1.3 1.7 2.5 6.7 1.1 NIAGEN Related Revenues 13.1 13.7 12.8 14.6 54.2 13.6 16.7 16.4 16.6 63.4 16.1 Other Ingredients 0.5 0.9 0.6 0.1 2.1 0.1 0.2 0.1 0.2 0.7 0.3 Analytical Reference Standards & Services 0.7 0.7 0.8 0.8 3.0 0.9 0.8 0.8 0.9 3.4 0.9 Total Net Sales 14.3 15.3 14.2 15.4 59.3 14.7 17.7 17.3 17.8 67.4 17.3 TRU NIAGEN as % of Total Net Sales 78% 77% 84% 80% 79% 85% 87% 85% 79% 84% 87 % NIAGEN Related Revenues as % of Total Net Sales 91% 90% 90% 94% 91% 93% 94% 95% 94% 94% 93 % YOY Growth Rate - Net Sales Total Company 43% 38% 18% 18% 28% 2% 16% 22% 15% 14% 18 % NIAGEN Related 53% 40% 22% 20% 32% 4% 22% 29% 14% 17% 18 % Total TRU NIAGEN 50% 34% 22% 21% 31% 12% 31% 24% 14% 20% 20 % Sequential Growth Rate - Net Sales Total Company 10% 7% (7) % 9% (5) % 21% (2) % 3% (3) % NIAGEN Related 8% 5% (7) % 14% (6) % 22% (1) % 1% (3) % Total TRU NIAGEN 10% 5% 2% 4% 1% 24% (4) % (5) % 6%

13 Q1 2022 vs Q4 2021 Key P&L Metrics (in thousands) Q1 2022 Q4 2021 Notes Net Sales 17,259 17,759 Tru Niagen® business up 6% driven by increased Watsons and Other B2B sales, offset by lower E-Commerce (down (2)%) due to absence of key promotional events in China Gross Profit % of Net Sales 10,532 61.0% 10,868 61.2% Gross margin declined (20)bps as cost savings initiatives are currently offsetting labor and raw material cost inflation Selling and Marketing % of Net Sales 8,237 47.7% 8,641 48.7% Efficiencies in digital media, partially offset by increased investments in brand building (including new TV campaign) Research and Development 1,078 1,045 Up slightly with increased investments in headcount to accelerate R&D pipeline, partially offset by timing of projects General and Administrative 8,949 6,498 Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was up by $ 0.4MM Other 0 0 No other expenses in either quarter Total Operating Expense 18,264 16,184 Higher G&A expense driven by legal, as well as investments in technology and staffing in key functional areas to support growth Operating Loss $(7,732) $(5,316) Higher overall operating expense due to investments to grow the business and protect our IP, paired with lower sales

14 Q1 2022 vs Q1 2021 Key P&L Metrics (in thousands) Q1 2022 Q1 2021 Notes Net Sales 17,259 14,683 Tru Niagen® business up 20% driven by global e-Commerce growth and higher Watson's sales, following last year's supply chain disruption Gross Profit % of Net Sales 10,532 61.0% 9,234 62.9% Down (190)bps primarily driven by business mix Selling and Marketing % of Net Sales 8,237 47.7% 6,258 42.6% Investments in digital marketing and brand building initiatives; broader industry trends impacting digital advertising costs and efficiencies Research and Development 1,078 787 Up due to increased investments to accelerate R&D pipeline, including headcount General and Administrative 8,949 9,551 Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was up by $0.7 MM Other 0 0 No expenses in either quarter Total Operating Expense 18,264 16,596 Investments in selling and marketing expense, partially offset by lower G&A expense driven by reduced litigation expense Operating Loss $(7,732) $(7,362) Higher sales, lower gross margins and higher overall operating expense due to investments to grow the business

Adjusted EBITDA Summary

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Finanical Measures
(In thousands)

	Three months ended								
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	**March 31, 2022**
Net loss, as reported	$ (5,902)	$ (3,711)	$ (4,215)	$ (6,097)	$ (7,381)	$ (5,566)	$ (8,856)	$ (5,325)	**$ (7,740)**
Adjustments									
Interest (income) expense	12	24	19	16	19	12	15	9	**8**
Depreciation	214	218	220	219	221	226	232	211	**201**
Amortization of intangibles	62	60	60	61	60	61	53	51	**49**
Amortization of right of use assets	92	95	97	115	126	128	131	126	**299**
Share-based compensation	1,873	1,711	1,574	1,778	1,284	1,616	1,822	1,473	**1,888**
Severance and restructuring	953	284	224	329	(10)	13	342	6	**821**
Bad debt expense	—	—	—	—	—	—	—	—	**—**
Adjusted EBITDA including legal expense	$ (2,696)	$ (1,319)	$ (2,021)	$ (3,579)	$ (5,681)	$ (3,510)	$ (6,261)	$ (3,449)	**$ (4,474)**
Legal expense	2,380	1,844	1,896	2,468	5,010	4,150	5,640	1,626	**2,341**
Adjusted EBITDA excluding legal expense	$ (316)	$ 525	$ (125)	$ (1,111)	$ (671)	$ 640	$ (621)	$ (1,823)	**$ (2,133)**

Q1 2022 Adjusted EBITDA <u>including</u> legal expense was a loss of $(4.5) million, an improvement of $1.2 million year-over-year due to higher sales, partially offset by higher operating expenses, and a decline of $(1.0) million sequentially

ChromaDex. TRU NIAGEN 15

16 Q1 2022 Operating Loss vs Q1 2021 (7.4) 1.6 2.7 (0.3) (0.3) (0.6) (0.6) (0.8) (2.0) (7.7) Q1 2021 Operating Loss Volume Legal Gross Margin Decline Research and Development Equity Comp (G+A) Other G+A Severance and Restructuring Sales & Marketing Q1 2022 Operating Loss (9.0) (8.0) (7.0) (6.0) (5.0) (4.0) (3.0) (2.0) (1.0) — -$4.6 MM+$4.3 MM (in millions)

17 Quarterly Balance Sheet Highlights (in thousands) 12/31/19 12/31/20 3/31/21 6/30/21 9/30/21 12/31/21 3/31/22 Key Drivers (YoY for 2022 YTD) Cash $ 18,812 $16,697 $44,691 $38,778 $33,102 $28,219 $20,993 Cash used in operations to grow the business and protect our IP Inventory 11,535 11,683 12,762 12,183 12,676 13,601 15,307 Investments to support growth Trade Receivables 2,175 2,694 4,647 5,999 5,295 5,226 6,310 Driven by mix of customer sales and timing of collections Accrued Liabilities 4,415 6,133 7,328 5,569 6,331 6,481 8,126 Driven by changes in expenses and accrual for employee bonuses Accounts Payable 9,626 9,445 11,693 9,970 10,804 10,423 9,780 Driven by changes in advertising, inventory and legal expense Equity 20,445 16,424 43,832 42,142 35,449 31,727 25,877 Driven by net loss Invested in future growth, continued to manage working capital

Quarterly Cash Flow Highlights

(in thousands)	FY 2019	FY 2020	3/31/21	6/30/21	9/30/21	12/31/21	FY 2021	3/31/22
Net Loss	$ (32,147)[4]	$ (19,925)	$ (7,381)	$(5,566)	$(8,856)	$(5,325)	$(27,128)	$(7,740)
Working Capital	2,026[1]	383	258	(4,390)	942	(1,670)	(4,915)	(1,923)
Cash From / (Used for) Operations	**(20,439)** [1]	**(10,600)**	**(5,405)**	**(7,895)**	**(5,919)**	**(4,944)**	**(24,163)**	**(7,198)**
Cash From / (Used for) Investing	(249)	(165)	(46)	(265)	(96)	(2)	(409)	(25)
Cash From / (Used for) Financing	16,884[2][3]	**8,650**	33,445[5]	2,247[6]	339	63	**36,094**	(3)
Net Increase / (Decrease) in Cash	**$ (3,804)**	**$ (2,115)**	**$ 27,994**	**$ (5,913)**	**$(5,676)**	**$(4,883)**	**$11,522**	**$(7,226)**
Ending Cash Balance	**$ 18,812**	**$ 16,697**	**$ 44,691**	**$38,778**	**$33,102**	**$28,219**	**$28,219**	**$20,993**

Investments to grow the business and protect our IP, while managing working capital

1. Includes $4 million deferred revenue related to the upfront payment from Nestlé.
2. Includes $10 million issuance of convertible notes, net of $565,000 of issuance costs.
3. Includes $7 million issuance of common stock, net of $226,000 of issuance costs.
4. Includes $2.2 million write-off of receivables from Elysium.
5. Includes $25 million issuance of common stock, net of $129,000 of issuance costs, and includes $8.6 million proceeds from exercise of stock options.
6. Includes $2.2 million issuance of common stock, net of $299,000 of issuance costs, and include $0.4 million proceeds from exercise of stock options.

ChromaDex. TRU NIAGEN 18

19 2022 Financial Outlook (in thousands) 2020 Actual 2021 Actual 2022 Full Year (“FY”) Outlook Key Drivers (Current FY Outlook) Net Sales $59,257 $67,449 '+15-20%YoY (No change) • Tailwinds:E-Commerce, new partnerships • Headwinds: COVID-19 impact on Watsons and New Zealand and Australia Distributor Gross Margin % (as a % of net sales) 59.5% 61.5% Slightly better than 60%, similar to 2021 (No change) • Continued cost savings initiatives and scale offsetting current inflationary pressures Selling, Marketing & Advertising (as a % of net sales) 35.4% 42.0% Up in absolute dollars; down slightly as a % (No change) • Increased investments with more efficient spend of resources to drive Tru Niagen® brand awareness Research & Development(1) $3,415 $3,832 Up approximately $2 million (No change) • Increased investments to accelerate R&D pipeline, including new NAD precursor development General & Administrative(1) (2) $30,765 $36,379 Down $5 to $6 million (No change) • Significant reduction in legal expense, partially offset by investments in information technology and headcount Continued solid revenue growth in 2022, with increased investments to capitalize on growth in the NAD+ market globally (1) Certain prior period results have been reclassified to be consistent with the current period presentation. (2) G&A as reported.

20 Q1 2022 Financial Highlights - Recap • Total net sales of $17.3 million in Q1 2022 (+18% YoY, (3)% versus Q4 2021) • Continued progress building the Tru Niagen® brand ◦ Tru Niagen® net sales of $14.9 million in Q1 2022 (+20% YoY, +6% vs Q4 2021) • Continuously strong gross margin ((20)bps vs Q4 2021 and (190)bps vs Q1 2021) ◦ Gross margin of 61.0% in Q1 2022 versus 61.2% in Q4 2021 ◦ Decline YoY is primarily driven by business mix. Continued supply chain cost saving initiatives are currently offsetting inflation. • Marketing efficiency reflects investments in digital advertising and brand building (510bps YoY, -100bps versus Q4 2021) ◦ Selling and marketing expense of 47.7% of net sales in Q1 2022 compared to 48.7% in Q4 2021, and 42.6% in Q1 2021 ◦ Near-term efficiency impacted by investment in new TV campaign • General and administrative expense (G&A)(1) was $8.9 million, up $2.5 million sequentially primarily due to higher legal and headcount related expenses, including executive severance. G&A was down $(0.6) million YoY primarily due to lower legal expense, partially offset by increased headcount related expenses, including severance. Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was up by $0.7 million YoY and $0.4 million sequentially. • Net loss was $(7.7) million or $(0.11) per share, compared to a net loss of $(7.4) million or $(0.12) per share in Q1 2021 • Adjusted EBITDA excluding legal expense was a loss of $(2.1) million, a $(1.5) million decrease YoY Delivered a solid first quarter and continued to demonstrate financial discipline while making important investments to build our brand and protect our intellectual property. (1) Certain prior period results have been reclassified to be consistent with the current period presentation.

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) Contact Info Brianna Gerber Vice President of Finance and Investor Relations T: +1.949.419.0288 ext. 127 BriannaG@chromadex.com www.chromadex.com Where to buy TRU NIAGEN® truniagen.com amazon.com Walmart.com and select Walmart Retail Locations 21